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                                                                       Exhibit 5



                                 April 30, 1997


Investment Technology Group, Inc.
900 Third Avenue
New York, NY  10022

              Re: Registration Statement on Form S-8 Relating to the Investment Technology Group, Inc. 1994 Stock Option and Long-Term Incentive Plan, as Amended and Restated, the Non-Employee Directors' Stock Option Plan, and Certain Options Granted to Non-Employee Directors

Ladies and Gentlemen:

              I have acted as counsel to Investment Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,045,857 shares of the Company's common stock (the "Registered Shares"), $.01 par value per share (the "Common Stock"), to be offered and sold under the Company's 1994 Stock Option and Long-Term Incentive Plan, as amended and restated (the "1994 Plan"), the Company's Non-Employee Directors' Stock Option Plan (the "1995 Plan" and, together with the 1994 Plan, the "Plans"), and under certain options granted to non-employee directors in May 1994 (the "Director Options").

              In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, the Plans and Director Options, and such other records as I have deemed relevant. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.
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Investment Technology Group, Inc.
April 30, 1997
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              In my opinion, the Registered Shares that may be originally issued by the Company in connection with the Plans and the Director Options, when and to the extent issued in accordance with the terms of the Plans and the Director Options and the resolutions authorizing the Plans and Director Options for a price per share not less than the par value thereof, will be validly issued, fully paid, and non-assessable shares of Common Stock.

              I render this opinion as a member of the Bars of the District of Columbia and the State of New Hampshire. The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

              I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                      /s/ Steven C. Root

                                          Steven C. Root